UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2010
Apache Corporation
(Exact name of registrant as specified in charter)

Delaware	1-4300	41-0747868
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2000 Post Oak Boulevard, Suite 100,	77056-4400
Houston, Texas	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (713) 296-6000

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On August 2, 2010, Apache Corporation, a Delaware corporation (“Apache”), Mariner Energy, Inc., a Delaware corporation (“Mariner”), and ZMZ Acquisitions LLC, a Delaware limited liability company and wholly owned subsidiary of Apache (“Merger Sub”), entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger dated as of April 14, 2010 (the “Merger Agreement”), by and among Apache, Mariner and Merger Sub. The Amendment was effected by the parties in connection with the proposed settlement of two stockholder lawsuits filed in Delaware and Texas as a result of Apache’s proposed acquisition of Mariner. The Amendment eliminated the requirement for Mariner to pay to Apache a termination fee of $67 million if the Merger Agreement is terminated by Mariner (prior to Mariner stockholder approval) as a result of a change in Mariner’s recommendation due to a superior proposal for which Mariner’s board of directors has authorized a definitive agreement. No other changes were included in the Amendment.
     A copy of the Amendment is filed as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.
Additional Information
     This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Apache has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a preliminary proxy statement of Mariner that also constitutes a preliminary prospectus of Apache. A definitive proxy statement/prospectus will be mailed to stockholders of Mariner. Apache and Mariner also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF MARINER ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov. Copies of the documents filed with the SEC by Apache will be available free of charge on Apache’s website at www.apachecorp.com under the tab “Investors” or by contacting Apache’s Investor Relations Department at 713-296-6000. Copies of the documents filed with the SEC by Mariner will be available free of charge on Mariner’s website at www.mariner-energy.com under the tab “Investor Information” or by contacting Mariner’s Investor Relations Department at 713-954-5558. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
     Apache, Mariner, their respective directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies from stockholders of Mariner in connection with the proposed transaction. Information regarding Apache’s directors and officers can be found in its proxy statement filed with the SEC on March 31, 2010 and information regarding Mariner’s directors and officers can be found in its proxy statement filed with the SEC on April 1, 2010. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Number	Description
2.1	Amendment No. 1 dated as of August 2, 2010 to the Agreement and Plan of Merger dated as of April 14, 2010 by and among Apache Corporation, ZMZ Acquisitions LLC and Mariner Energy, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION
Dated: August 3, 2010	By:	/s/ John A. Crum
		Name:	John A. Crum
		Title:	Co-Chief Operating Officer and President - North America

INDEX TO EXHIBITS

Number	Description
2.1	Amendment No. 1 dated as of August 2, 2010 to the Agreement and Plan of Merger dated as of April 14, 2010 by and among Apache Corporation, ZMZ Acquisitions LLC and Mariner Energy, Inc.